UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 31, 2025, Avista Corporation (Avista Corp. or the Company) filed multi-year electric and natural gas general rate cases with the Idaho Public Utilities Commission (IPUC or Commission). If approved, new rates would be effective in September 2025 and September 2026.

The proposed rates are designed to increase annual base electric revenues by $43.0 million (or 14.0 percent of base revenues), effective in September 2025, and $17.7 million (or 5.0 percent of base revenues), effective in September 2026.

For natural gas, the proposed rates are designed to increase annual base natural gas revenues by $8.8 million (or 17.7 percent of base revenues), effective in September 2025, and $1.0 million (or 1.7 percent of base revenues), effective in September 2026.

The proposed electric and natural gas revenue increase requests are based on a 10.4 percent return on equity with a common equity ratio of 50 percent and a rate of return on rate base of 7.68 percent. Ongoing capital infrastructure investment (including replacement of wood poles and natural gas distribution pipe, continued investment in the wildfire resiliency plan, and technology) and increases in operations, maintenance and power supply costs are the main drivers of the proposed increase.

The IPUC has up to nine months to review the general rate case filings and issue a decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION

Date:	February 5, 2025	By:	/s/ Kevin J. Christie
Kevin J. Christie Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer